UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 10, 2003


                                   AGWAY INC.
             (Exact name of registrant as specified in its charter)


Delaware                          2-22791                             15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission                        (IRS Employer
of incorporation)               File Number)                 Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6568







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Item 5.   Other Events and Regulation FD Disclosure


AGREEMENTS SIGNED FOR SALE OF REMAINING ASSETS
----------------------------------------------
The Company announced today that the Agway Energy Products Group and Suburban Propane, L.P. (Suburban), have signed an agreement for Suburban to purchase substantially all of the assets and business operations of the Agway Energy Products Group. The Agway Energy Products Group includes three wholly owned subsidiaries of Agway Inc.; Agway Energy Products, LLC, Agway Energy Services, Inc. and Agway Energy Services-PA, Inc. The agreement is for total cash consideration of approximately $206 million. The purchase is subject to the terms and conditions of the agreement, and the purchase price is subject to certain escrows required under the agreement such that the net cash proceeds to be realized at closing will be approximately $175 million.

The Suburban agreement is subject to bankruptcy court approval. Agway will file a motion with the U.S. Bankruptcy Court for the Northern District of New York, requesting that the court establish bidding procedures and a date for conducting an auction to determine if there are higher or better offers for the Agway Energy Products Group businesses. Agway expects to complete the sale before the end of this calendar year. See attached press release for further details.

Additionally, on November 7, 2003, Agway and Country Best Adams, LLC entered into an asset purchase agreement with AMPCO Distribution Services, LLC (ADS) which provided for the sale of substantially all the assets of Agway's Country Best Produce and Country Best Adams, LLC businesses (Agway's Produce Group), both components of the Country Product Group segment of the Company. The aggregate purchase price in the agreement is $8.3 million. The purchase is subject to the terms and conditions of the agreement, and the purchase price is subject to certain escrows required under the agreement such that net cash proceeds to be realized at closing will be approximately $7.6 million.

The ADS agreement is subject to bankruptcy court approval. Agway will file a motion with the U.S. Bankruptcy Court for the Northern District of New York, requesting that the court establish bidding procedures and a date for conducting an auction to determine if there are higher or better offers for Agway's Produce Group businesses. Agway expects to complete the sale before the end of this calendar year.










CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibits are filed as part of this report.

No.
--

99       Press release dated November 10, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AGWAY INC.
                                  (Registrant)



Date    November 10, 2003                By        /s/ PETER J. O'NEILL
       --------------------                  -----------------------------------
                                                    Peter J. O'Neill
                                                   Senior Vice President
                                                    Finance & Control
                                              (Principal Financial Officer and
                                                  Chief Accounting Officer)











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